UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PGT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials:

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March 28, 2014

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2014 annual meeting of stockholders, to be held on May 7, 2014, at 3:00 p.m., local time, at the Ritz Carlton in Sarasota, Florida.

This booklet includes the notice of the meeting of stockholders and the proxy statement. The proxy statement describes the various matters to be acted upon during the annual meeting and provides other information concerning PGT, Inc. of which you should be aware when you vote your shares.

You can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing and mailing your proxy or you may vote in person by attending the annual meeting. If you hold shares through a broker or other nominee in “street name,” you may also be able to vote using the internet or telephone by following the voting instructions they provide in your materials.

On behalf of the Board of Directors of PGT, Inc., I would like to express our appreciation for your ownership and continued interest in the affairs of PGT, Inc. and I hope you will be able to join us on May 7th for our 2014 annual meeting of stockholders.

Sincerely,

Rodney Hershberger
Chairman, President and CEO

PGT, INC.

1070 TECHNOLOGY DRIVE

NORTH VENICE, FLORIDA 34275

NOTICE OF MEETING OF STOCKHOLDERS

Our 2014 annual meeting of stockholders (the “Meeting”) will be held at the Ritz Carlton, 1111 Ritz Carlton Drive, Sarasota, Florida 34236 on May 7, 2014, beginning at 3:00 p.m., local time. The Meeting is being held to:

1. Elect two directors, nominated by our Board of Directors, to serve until our 2017 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year;

3. Approve the PGT, Inc. 2014 Omnibus Equity Incentive Plan; and

4. Act on any other matter that may properly come before the Meeting.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

Stockholders of record at the close of business on March 14, 2014, are entitled to receive notice of and to vote at the Meeting and any adjournments. A complete list of stockholders entitled to vote at the Meeting will be open for examination by our stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and executive offices at 1070 Technology Drive, North Venice, Florida 34275, and at the Meeting.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting.

Registration will begin at 2:30 p.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

PGT is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.” Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written or oral request. Please direct all requests to our Secretary at 1070 Technology Drive, North Venice, Florida 34275 or at (800) 282-6019.

If you are a stockholder of record and wish to receive a separate copy of the annual report and proxy statement in the future, please contact American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or call toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by calling (800) 542-1061. Additional information regarding householding of disclosure documents should have been forwarded to you by your broker. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to household until we notify you otherwise.

By Order of the Board of Directors,

Mario Ferrucci III
Vice President and General Counsel

March 28, 2014

This proxy statement and the accompanying form of proxy are being sent to our stockholders on or about April 2, 2014, in connection with our solicitation of proxies for use at the 2014 Meeting or at any adjournment(s) or postponement(s) of the Meeting.

i

ii

PGT, INC.

PROXY STATEMENT

FOR

MEETING OF STOCKHOLDERS

Wednesday, May 7, 2014

INTRODUCTION

The annual meeting of stockholders (the “Meeting”) of PGT, Inc., a Delaware corporation (“PGT,” “we,” “us,” “our,” or the “Company”) will be held on Wednesday, May 7, 2014, beginning at 3:00 p.m., local time, at the Ritz Carlton, 1111 Ritz Carlton Drive, Sarasota, Florida 34236. We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” Proposal One, the nominees of the Board of Directors in the election of the two directors whose terms of office will extend until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified; “FOR” Proposal Two, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year; “FOR” Proposal Three, approval of the PGT, Inc. 2014 Omnibus Equity Incentive Plan. Any proxy may be revoked at any time before its exercise by notifying the Secretary of PGT in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 7, 2014:

The proxy statement for the Meeting, the Annual Report to Stockholders and our

Annual Report on Form 10-K for the 2013 Fiscal Year Ended December 28, 2013

are available at www.pgtproxy2014.com.

THE MEETING OF STOCKHOLDERS

Why did I receive these proxy materials?

We are furnishing this proxy statement in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon the following proposals to:

•	Elect two directors, nominated by our Board of Directors, to serve until our 2017 annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

•	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year;

•	Approve the PGT, Inc. 2014 Omnibus Equity Incentive Plan; and

•	Act on any other matter that may properly come before the Meeting.

These proxy solicitation materials are being sent to our stockholders on or about April 2, 2014.

What do I need to attend the Meeting?

Attendance at the Meeting is limited to stockholders. Registration will begin at 2:30 p.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided at the Meeting.

Who is entitled to vote at the Meeting?

The Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of PGT common stock as of the close of business on March 14, 2014, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 47,228,131 shares of PGT common stock outstanding and entitled to vote. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Our common stock is our only class of outstanding voting securities. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. There are no dissenters’ rights of appraisal in connection with any stockholder vote to be taken at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the Meeting?

Shares of PGT common stock held directly in your name as the stockholder of record may be voted in person at the Meeting.

SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET OR TELEPHONE — If you hold shares through a broker or other nominee in “street name,” you may be able to vote by the internet or telephone as permitted by your broker or nominee. The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.

BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Proxy Department.

If you cast your vote in any of the ways set forth above, your shares of PGT common stock will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card or complete the internet or telephone voting procedures, but you do not specify how you want to vote your shares, we will vote them “FOR” Proposal One, “FOR” Proposal Two; and “FOR” Proposal Three. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares of PGT common stock on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

If you own shares in “street name” through a broker and you do not provide instructions to your broker on how to vote your shares, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, on non-routine matters such as the election of directors your broker must receive voting instructions from you, since it does not have discretionary voting power for these proposals. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. Therefore, it is important that you provide voting instructions to your bank, broker, or other nominee.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•	filing with our Secretary at 1070 Technology Drive, North Venice, Florida 34275 a signed, original written notice of revocation dated later than the proxy you submitted,

•	submitting a duly executed proxy bearing a later date,

•	voting by telephone or internet on a later date, or

•	attending the Meeting and voting in person.

In order to revoke your proxy, prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.

If your shares of PGT common stock are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

All shares of PGT common stock that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

A complete list of stockholders entitled to vote at the Meeting will be available for examination by PGT stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and at the Meeting.

What constitutes a quorum to transact business at the Meeting?

Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of PGT common stock outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 47,228,131 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?

Our Board of Directors recommends a vote “FOR” the election of our two nominees to the Board of Directors, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, and “FOR” the approval of the PGT, Inc. 2014 Omnibus Equity Incentive Plan.

What vote is required to approve each item?

Election of Directors

Directors named in Proposal One are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote “FOR” or “WITHHELD” with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of the Board of Directors’ nominees named in Proposal One. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

Ratification of Independent Auditors

The affirmative vote of at least a majority of our issued and outstanding common stock present, in person or by proxy, at the Meeting and entitled to vote on Proposal Two will be required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. Abstentions will have the same effect as votes “AGAINST” Proposal Two. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal Two.

Approval of the PGT, Inc. 2014 Omnibus Equity Incentive Plan

The affirmative vote of at least a majority of our issued and outstanding common stock present, in person or by proxy, at the Meeting and entitled to vote on Proposal Three is required to approve the PGT, Inc. 2014 Omnibus Equity Incentive Plan. Abstentions will have the same effect as votes “AGAINST” Proposal Three. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal Three.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days of the date of the Meeting.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of PGT common stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company’s proxy materials and annual report electronically?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, as filed with the United States Securities and Exchange Commission (“SEC”) on February 28, 2014, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge at www.pgtproxy2014.com. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

May I propose actions for consideration at next year’s annual meeting of stockholders?

The Company’s bylaws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2015 Annual Meeting of Stockholders, notice must be received by the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to May 6, 2015, which will be the anniversary date of the prior year’s meeting (or if the meeting date for the 2015 annual meeting is not within thirty (30) days before or after the anniversary date of the prior year’s meeting, then not later than the tenth (10) day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of common stock owned beneficially or of record by such stockholder, any material interest of such stockholder in the business so proposed and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the Meeting. Any proposals should be sent to:

PGT, INC.

1070 TECHNOLOGY DRIVE

NORTH VENICE, FLORIDA 34275

ATTENTION: SECRETARY

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE –

ELECTION OF DIRECTORS

There are currently seven members of our Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means it is divided into three classes of Directors based on the expiration of their terms. Under the classified Board arrangement, Directors are elected to terms that expire on the Annual Meeting date three years following the Annual Meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the Directors expire each year. At the Meeting, our stockholders will elect two Directors to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Accordingly, this Proposal One seeks the election of two Directors (Messrs. Brett N. Milgrim, and Richard Feintuch) whose terms expire in 2014.

The Board of Directors has nominated Messrs. Milgrim, and Feintuch to serve again as Class II Directors until the 2017 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Each nominee has consented to continue to serve as a Director if elected at the Meeting. Should a nominee become unavailable to accept election as a Director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THE

TWO CLASS II DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a Director at the Meeting and each Director whose current term of office will continue after the Meeting. Each of our Directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also all bring extensive Board experience. Specific considerations considered by the Board in the process undertaken in searching for and recommending qualified Director candidates are described below under “Corporate Governance — Director Nomination Process — Policy Regarding Processes for Identifying and Evaluating Director Nominees”. The specific individual qualifications, experience, and skills of each of our Directors that led to the conclusion that the individual should serve as a Director of ours in light of our business and structure are described in the following paragraphs, and we believe that such qualifications, experience, and skills contribute to the Board’s effectiveness as a whole.

Name	Age	Class and Position	Date Elected or Appointed Director
Alexander R. Castaldi*	64	Class I Director	2004
M. Joseph McHugh*	76	Class I Director	2006
William J. Morgan*	67	Class I Director	2007
Brett N. Milgrim*	45	Class II Director	2003
Richard D. Feintuch*	61	Class II Director	2006
Floyd F. Sherman *	74	Class III Director	2005
Rodney Hershberger	57	Class III Director	2004

*	Denotes Director about whom the Board of Directors has made an affirmative determination regarding independence.

Class II - Directors with Terms Expiring in 2014

Brett N. Milgrim, Director. Mr. Milgrim became a director in 2003. Mr. Milgrim is a director of Builders FirstSource, Inc., and was a Managing Director of JLL Partners, Inc., which he joined in 1997, until his retirement in 2011. The Board understands that Mr. Milgrim is extremely knowledgeable regarding all aspects of corporate finance and the capital markets, and this knowledge is of critical importance to the Company and its stockholders.

Richard D. Feintuch, Director. Mr. Feintuch became a director in 2006. Mr. Feintuch was a partner of the law firm Wachtell, Lipton, Rosen & Katz from 1984 until his retirement in 2004, specializing in mergers and acquisitions, corporate finance, and the representation of creditors and debtors in large restructurings. Mr. Feintuch earned a B.S. in Economics from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law. The Board believes that Mr. Feintuch’s significant knowledge, and the experience he obtained as a partner of a leading international law firm, brings not only legal skills but practical know-how into the board room, and such skills are useful in the discussion and evaluation of all corporate affairs.

CONTINUING DIRECTORS

Class III - Directors with Terms Expiring in 2015

Floyd F. Sherman, Director. Mr. Sherman became a director in 2005. Mr. Sherman is President, Chief Executive Officer, and a director of Builders FirstSource, Inc., a leading supplier and manufacturer of structural and related building products for residential new construction. Before joining Builders FirstSource, Mr. Sherman spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University. The Board understands that Mr. Sherman’s 40 years of experience in the building products industry provide him with the knowledge to make significant contributions to the development of the Company’s business strategy.

Rodney Hershberger, Chief Executive Officer, and Chairman of the Board. Mr. Hershberger, a co-founder of PGT Industries, Inc., has served the Company for over 33 years. Mr. Hershberger was named President and Director in 2004 and became our Chief Executive Officer in March 2005. In 2003, Mr. Hershberger became Executive Vice President and Chief Operating Officer and oversaw the Company’s Florida and North Carolina operations, sales, marketing, and engineering groups. Previously, Mr. Hershberger led the manufacturing, transportation, and logistics operations in Florida and served as Vice President of Customer Service. The Board recognizes Mr. Hershberger’s over 30 years of experience with the Company in the Florida market and the position of respect he has earned throughout the industry through his thoughtful and honest leadership and recognizes his knowledge, skills and reputation as driving great value to the Company and its stockholders.

Class I - Directors with Terms Expiring in 2016

Alexander R. Castaldi, Director. Mr. Castaldi became a director in 2004. Mr. Castaldi is a Managing Director of JLL Partners, Inc., which he joined in 2003, and was previously a Chief Financial Officer of three management buyout firms. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. Mr. Castaldi serves as a director of several companies, including Medical Card System, Inc., J. G. Wentworth, LLC, and Education Affiliates, Inc. From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc. The Board recognizes the vast experience at the senior executive management level which Mr. Castaldi possesses and deems it to be of great value to the Company and its stockholders.

M. Joseph McHugh, Director. Mr. McHugh became a director in 2006. Mr. McHugh served as President and Chief Operating Officer of Triangle Pacific Corp., a leading manufacturer of hardwood flooring and kitchen cabinets, until his retirement in 1998. Previously, Mr. McHugh held a variety of positions at Triangle Pacific in operations and finance, including Vice President — Finance and Treasurer, Executive Vice President — Finance and Administration, and Senior Executive Vice President. Prior to joining Triangle Pacific, Mr. McHugh served as Vice President — Corporate Finance at Eppler, Guerin & Turner, Inc., a large, regional investment banking and brokerage firm based in Dallas, TX, where he advised on initial public offerings, mergers and acquisitions, private placements and venture capital investments. The Board understands that Mr. McHugh’s great experience at the senior management level in finance and administration at various entities positions him to make valuable contributions to the Board in its oversight functions and also recognizes his qualifications as a “financial expert” on the Audit Committee.

William J. Morgan, Director. Mr. Morgan became a director in 2007. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices. From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program, and continued through 2009 to provide services to KPMG as an independent consultant to its leadership development group and as Dean of the then current Chairman’s 25 Partner Leadership Development Program. He

previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the Board of Directors for KPMG LLP and KPMG Americas. Mr. Morgan is a member of the Board of Directors of Barnes Group, Inc. and is the Lead Director and Chairman of its Audit Committee and is also a member of the Executive and Corporate Governance Committees. Mr. Morgan is also a member of the Board of Directors and Audit Committee of JGWPT Holdings Inc. The Board identified Mr. Morgan’s extensive experience in public accounting (39 years, 29 as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders. The Board also recognizes Mr. Morgan’s qualifications as a “financial expert” on the Audit Committee.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Purpose and Structure

The mission of the Board of Directors is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of seven directors.

Mr. Hershberger serves as both the Company’s Chairman and its Chief Executive Officer, and the Board has not designated a lead independent director. The Board believes that currently there are a number of important advantages for the Company having the positions of Chairman and Chief Executive Officer held by the same person. Mr. Hershberger is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer currently promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly receives information regarding the Company’s credit, liquidity and operations from senior management. During its review of such information, the Board discusses, reviews and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Company’s executive compensation plans and arrangements. As a result of such discussion, review and analysis, and considering input from the Compensation Committee, the Board has determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or its results. The Audit Committee oversees management of financial and compliance risks and potential conflicts of interest, and the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with applicable SEC rules and the rules and listing standards of the NASDAQ Stock Market LLC (the “NASDAQ”). The Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Castaldi, Feintuch, McHugh, Milgrim, Morgan, and Sherman are “independent” Directors. As part of the Board’s process in making such determination, it also determined that each such Director has no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

The Board of Directors includes one management director, Mr. Hershberger, who is the Chairman of the Board and the Company’s CEO. The Board of Directors has determined that Mr. Hershberger is not independent under the rules and listing standards of NASDAQ.

As part of its annual evaluation of Director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NASDAQ and SEC standards. No transactions, relationships or arrangements, other than those described under “Certain Relationships and Related Transactions” were presented to, or considered by, the Board. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of PGT or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria. Independent directors meet in regularly scheduled executive sessions outside the presence of other directors and management representatives. Interested parties, including stockholders, may communicate with the Chairman of the Board of Directors or the independent directors as a group through the process described in this Proxy Statement under the heading “Corporate Governance — Director Nomination Process — Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication.”

Board Meetings and Attendance

In 2013, including both regularly scheduled and special meetings, our Board of Directors met a total of seven times, the Audit Committee met a total of four times, and in addition to participating in numerous calls and various other interactions discussing compensation issues with members of management, other members of the Compensation Committee, and the Board of Directors, the Compensation Committee met three times. During 2013, three of the meetings of the Board of Directors were attended by all directors, two were attended by all but one director, one was attended by all but two directors, and one was attended by all but three directors. Additionally, in 2013, all of the meetings of the Audit Committee were attended by 100% of the members of such committee and all of the meetings of the Compensation Committee were attended by 100% of the members of such committee. Pursuant to the PGT, Inc. Policy on Director Attendance at the Annual Meeting of Stockholders, which can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance,” all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. Five members of the Company’s Board of Directors attended our 2013 annual meeting of stockholders held on May 1, 2013, and, all members of the Company’s Board of Directors attended greater than 75% of the aggregate of the total meetings of the Board of Directors and the total meetings held by all committees on which each such director served.

Audit Committee

The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of PGT, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our independent registered public accounting firm. The Audit Committee also reviews the adequacy of staff and management performance and procedures in connection with financial and disclosure controls, including our system to monitor and manage business risks and legal and ethical compliance programs. The Audit Committee also is charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited annual and unaudited quarterly financial statements of PGT and any audit problems or difficulties and management’s response thereto. The Audit Committee Charter can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Audit Committee is comprised of three independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations), Messrs. Feintuch, McHugh and Morgan. Mr. McHugh serves as the Chairman of the Audit Committee. The Audit Committee met four times during 2013. During each meeting, the Audit Committee met privately with the Company’s independent registered public accounting firm. The Board of Directors has: (i) affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the NASDAQ listing standards; (ii) has designated Messrs. McHugh and Morgan, as audit committee “financial experts” as defined by SEC rules; and (iii) determined that Messrs. Feintuch, McHugh and Morgan meet the independence standards of both the SEC rules and the NASDAQ rules for Audit Committee members.

Compensation Committee

The Compensation Committee determines the compensation of our executive officers, including our Chief Executive Officer and Chief Financial Officer. The Compensation Committee also reviews and reassesses the compensation paid to members of our Board for their service on our Board and Board committees and recommends any changes in compensation to the full Board for its approval. In addition, the Compensation Committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. The Compensation Committee met three times in 2013, and members of such committee participated in numerous calls and various other interactions discussing compensation issues with members of management, compensation consultants, other members of the Compensation Committee, and the Board of Directors, as well as acting through unanimous written consent. For information about our compensation program, the role of the Compensation Committee and the engagement of compensation consultants in setting executive compensation, see “Executive Compensation — Compensation Discussion and Analysis.” The Compensation Committee charter can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.”

The Compensation Committee is comprised of three directors, Messrs. Castaldi, Feintuch and Sherman, all of whom are independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations). Mr. Castaldi serves as Chairman of the Compensation Committee.

Special Committee

On April 16, 2013, in connection with a secondary offering of all or a portion of shares of common stock of the Company owned by JLL Partners Fund IV, L.P. (“JLL”), the Board of Directors formed a Special Committee, comprised solely of independent directors, and delegated all authority to, among other things, (i) review, evaluate and negotiate the terms of a repurchase by the Company of a number of shares of common stock from JLL at the same price per share paid by the underwriters of such secondary offering (the “Repurchase”) and the terms of definitive agreements with respect to the Repurchase, and (ii) to the extent deemed appropriate by the Special Committee, approve, on behalf of the Company, the Repurchase, pursuant to the terms of such definitive agreements.

The Special Committee was comprised of Messrs. Feintuch, McHugh and Morgan, and Mr. McHugh served as Chairman of such Special Committee. In 2013, the Special Committee met five times, and all members of the Special Committee attended each such meeting.

Information on the Compensation of Directors

In 2013, non-management directors, other than those affiliated with JLL Partners, Inc., received the following annual compensation: (a) a cash retainer of $40,000; (b) restricted stock, the restrictions on which shall be scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a director with a value at the time of issuance of approximately $40,000; (c) a fee of $1,000 per day for each in person meeting of the Board of Directors (or committee thereof) attended; (d) an annual cash retainer of $5,000 for each committee on which they serve; and (e) reimbursement of reasonable travel expenses. Additionally, immediately prior to the effectiveness of Mr. White’s resignation, in January 2014, from service as a member of the Board of Directors, and in recognition of his years of service to the Company, the Compensation Committee waived the restrictions and forfeiture conditions relating to 5,277 shares of restricted stock which had been previously granted to Mr. White. Beginning in 2014, all non-management directors shall receive the following annual compensation: (a) a cash retainer of $57,500; (b) restricted stock, the restrictions on which shall be scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a director with a value at the time of issuance of approximately $57,500; (c) an annual cash retainer of $7,500 and $5,000 for service on the Audit Committee and Compensation Committee, respectively, and (d) reimbursement of reasonable travel expenses.

No Material Proceedings

There were no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our common stock (or their associates), is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary.

CORPORATE GOVERNANCE

We are committed to conducting our business in a way that reflects the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NASDAQ listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Properly reflecting PGT’s desire and commitment to conducting business in the highest ethical and legal standards, on June 2, 2006, our Board of Directors adopted: (i) a Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, (ii) a Supplemental Code of Ethics for our Chief Executive Officer, President, and Senior Financial Officers, and (iii) a Policy on Insider Trading. Our Compliance Committee, comprised of representatives from our Legal, Finance, and Human Resources departments, administers our Code of Business Conduct and Ethics, and our General Counsel administers our Supplemental Code of Ethics and our Policy on Insider Trading.

The Company’s Code of Business Conduct and Ethics includes provisions ranging from restrictions on gifts and respect for colleagues to conflicts of interest and fraud. The Company’s Policy on Insider Trading relates to the confidentiality of and prohibition on the use of material non-public information an employee may come to possess in the course of conducting the Company’s business. Upon employment with the Company, all employees are required to affirm in writing their acceptance of these codes. Copies of these codes can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations.

Violations of our Supplemental Code of Ethics must be reported to the Audit Committee. Copies of the code and any waiver or amendment to such code can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of the Corporate Secretary. There have been no waivers of, or amendments to, the code, and we are not aware of any violations of such code.

Our employees are encouraged to anonymously report any suspected violations of laws, regulations, unethical business practices, and/or the Code of Business Conduct and Ethics, via a web-based reporting system or a continuously monitored hotline.

In addition, within five business days of: (i) any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics, or (ii) the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted and the date of the waiver) in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.” In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the listing standards of the NASDAQ Global Market.

Director Nomination Process

By-law Provisions for Stockholder Recommendations for Director Candidates

PGT, Inc.’s By-laws provide that no director may be nominated by a stockholder for election at an annual meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2015 annual meeting in accordance with the Company’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 1, 2015, but no later than

January 31, 2015. Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws can be obtained without charge in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275.

Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication

The Board of Directors has adopted a Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication which sets forth the process by which the Board will consider candidates for director recommended by stockholders in accordance with the Company’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication is available in the “Investors” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275. To have a candidate considered by the Board, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Company’s stock, including the class or series and number of shares owned;

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made;

•	The name, age, residence, business address and principal occupation of the candidate, the class or series and number of shares of Company stock, if any, owned beneficially or of record by the candidate, and the candidate’s consent to be named as a director if selected and nominated by the Board; and

•	Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 1070 Technology Drive, North Venice, Florida 34275 and must be delivered to or mailed and received by the Corporate Secretary (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The policy also describes the process for stockholders to send communications to the Board. Stockholders, and other interested parties, may contact any member (or all members) of the Board (including the non-management directors as a group, any Board committee or any chair of any such committee) by mail at the address below, electronically through the “Investors” section of our Company’s website at www.pgtindustries.com in the section titled “Corporate Governance” by clicking on “Contact the Board,” or by calling the Company’s independent, toll-free Whistleblower Hotline at 877-483-7137. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 1070 Technology Drive, North Venice, Florida 34275. All communications received as set forth above will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent an appropriate message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy Regarding Processes for Identifying and Evaluating Director Nominees

Each member of our Board of Directors participates in the consideration of director nominees. The Board of Directors has adopted a Policy Regarding Processes for Identifying and Evaluating Director Nominees that describes the process followed by the Board to identify, evaluate, select and nominate director candidates. Rather than delegating the identification and evaluation of director nominees to a standing committee of three directors, and in recognition of the fact that six of the seven members of our Board of Directors are independent, the Board has determined that it is in the best interests of the Company and its stockholders to maintain a policy whereby all independent directors are directly and actively involved in the identification, evaluation and selection process. A copy of the Policy Regarding Processes for Identifying and Evaluating Director Nominees is available without charge in the “Investors” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who the Board believes, after taking into account, among other things, their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, conflicts of interest and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, charities, civic bodies or similar organizations and other qualities, will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any independence requirements imposed by law, regulation or NASDAQ listing requirements. While the Board of Directors has not adopted a formal policy with respect to diversity, our Board of Directors seeks directors who have a diversity of experience, expertise, viewpoints, skills, and specialized knowledge.

The Board will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criterion described above or by engaging a firm or firms that specialize in identifying director candidates. The Board also will consider candidates recommended by stockholders as described above.

Auditor Services Pre-Approval Policy

The Audit Committee Charter, available in the “Investors” section of our Company’s website at www.pgtindustries.com under the heading “Corporate Governance”, tasks the Audit Committee with the responsibility of appointing, compensating, retaining and overseeing the work of the Company’s independent registered public accounting firm, and defines the principles and procedures followed by the Audit Committee in overseeing the annual audit, quarterly reviews, financial reporting process and internal controls.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by KPMG LLP prior to their engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by KPMG LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. For fiscal years ended 2012 and 2013, all of the fees paid to E&Y LLP and corresponding services provided under the categories Audit Fees, Audit-Related Fees, and All Other Fees were pre-approved by the Audit Committee, and none of such fees were approved in reliance on the de minimis exception established by the SEC.

Procedures for Anonymous Reporting Regarding Accounting and Auditing Matters

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees, and others, of concerns regarding accounting or auditing matters utilizing our confidential Whistleblower hotline, previously discussed.

PROPOSAL TWO –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

In March 2014, the Audit Committee completed a competitive review process in connection with the appointment of PGT’s independent registered public accounting firm for fiscal year ending January 3, 2015. As a result of this process, on March 18, 2014, the Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit PGT’s fiscal 2014 financial statements and dismissed Ernst & Young LLP as its principal independent registered public accounting firm.

The reports on PGT’s financial statements by Ernst & Young LLP during the last two fiscal years and any subsequent interim period did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Also, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during this time that, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make a reference to the subject matter of any such disagreement in connection with its report on PGT’s financial statements.

As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection at the Meeting. Although there is no requirement that KPMG LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. A representative of each of KPMG LLP and Ernst & Young LLP will be present at the Meeting, not to make a statement, but to be available to answer appropriate questions. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence, specifically including, but not limited to, the fact that Mr. Morgan is a retired partner of KPMG, as disclosed in detail in Mr. Morgan’s biography under “Class I — Directors with Terms Expiring in 2016.”

The Audit Committee approves the annual audit fee of the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. Each quarter, the Audit Committee reviews all work done by the independent auditors during the previous quarter. All fees for fiscal 2014 have been pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF

THE APPOINTMENT OF KPMG LLP AS OUR NEW INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE –

APPROVAL OF PGT, INC. 2014 OMNIBUS EQUITY

INCENTIVE PLAN

Introduction

The Board adopted the PGT, Inc. 2014 Omnibus Equity Incentive Plan, referred to as the 2014 Equity Incentive Plan, on March 28, 2014, which is the Effective Date, subject to stockholders approval. The 2014 Equity Incentive Plan will become effective as of the Effective Date upon stockholders approval and will not become effective, if such approval is not received.

We currently maintain the PGT, Inc. Amended and Restated 2006 Equity Incentive Plan, referred to as the 2006 Equity Incentive Plan, which provides for the issuance of equity-based awards in various forms. As of the Record Date, 377,601 common shares remained available for issuance under the 2006 Equity Incentive Plan. If our stockholders approve the 2014 Equity Incentive Plan, no new awards will be granted under the 2006 Equity Incentive Plan, however, awards that are outstanding under the 2006 Equity Incentive Plan as of the date of such stockholder approval will remain outstanding and will continue to vest subject to the terms and conditions of the 2006 Equity Incentive Plan and the applicable awards agreements.

If our stockholders vote to approve the 2014 Equity Incentive Plan, 1.5 million common shares will be available for grants of equity awards under the 2014 Equity Incentive Plan. As of the Record Date, the closing price of a common share traded on the NASDAQ Stock Market was $11.50.

Rationale for Adoption of the 2014 Equity Incentive Plan

Grants of restricted shares and other share-based awards to our officers, employees, directors, independent contractors and consultants are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated individuals, whose efforts will result in the long-term growth and profitability of the Company.

In determining the number of common shares to be reserved for issuance under the 2014 Equity Incentive Plan, our Compensation Committee, along with senior management, in consultation with Towers Watson (our independent compensation consultant) evaluated the historic share usage and burn rate under the 2006 Equity Incentive Plan, the overhang under the 2006 Equity Incentive Plan and the existing terms of outstanding awards under the 2006 Equity Incentive Plan. For additional information on our annual share usage and burn rate, see the section entitled “- Historical Annual Share Usage” below. We anticipate that the common shares to be reserved for issuance under the 2014 Equity Incentive Plan will allow us to continue making equity grants for at least five years, assuming that we continue to make awards consistent with our historical practice.

In addition, the adoption of the 2014 Equity Incentive Plan is intended to permit the grant of awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, which generally limits the annual deduction that we may take for compensation of our covered officers, which consist of our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer) who are serving at the end of the year. Under Section 162(m) of the Internal Revenue Code, certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance-based compensation is to be paid be disclosed to and approved by our stockholders. Accordingly, if the 2014 Equity Incentive Plan is approved by our stockholders and the other conditions of Section 162(m) of the Internal Revenue Code relating to performance-based compensation are satisfied, qualified performance-based compensation paid to our covered officers pursuant to the 2014 Equity Incentive Plan will not fail to be deductible due to the operation of Section 162(m) of the Internal Revenue Code.

Historical Annual Share Usage

While equity-based awards are an important part of our long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards.

Overhang. As of the Record Date, we had 4,904,760 common shares subject to outstanding awards, which represented approximately 9.4% of our fully diluted common shares outstanding, such percentage referred to as overhang percentage. As previously stated, if our stockholders approve the 2014 Equity Incentive Plan, no future grants will be made under the 2006 Equity Incentive Plan, so the 377,601 common shares available for future awards under the 2006 Equity Incentive Plan are not included in the overhang percentage. The 1.5 million common shares proposed to be included in the 2014 Equity Incentive Plan reserve would increase the overhang percentage by an additional 2.9% to approximately 12.3%.

As of the Record Date, PGT had 4,749,944 stock options in aggregate outstanding under all plans, with a weighted average exercise price of $1.97 and a weighted average remaining term of 6.0 years. In addition, PGT had 154,816 non-vested restricted shares in aggregate outstanding under all plans.

Share Usage. The annual share usage under the 2006 Equity Incentive Plan for the last three fiscal years was as follows:

		Fiscal Year 2013	Fiscal Year 2012	Fiscal Year 2011	Average
A	Total Shares Granted During Fiscal Year	22,581	673,390	35,000	243,657
B	Basic Weighted Average Common Shares Outstanding	48,881,319	53,619,756	53,658,727	52,053,267
C	Burn Rate (A / B)	0.1%	1.3%	0.1%	0.5%

Description of 2014 Equity Incentive Plan

The following is a summary of the material features of the 2014 Equity Incentive Plan. This summary is qualified in its entirety by the full text of the 2014 Equity Incentive Plan, a copy of which is included as Appendix A to this proxy statement.

Types of Awards. The 2014 Equity Incentive Plan provides for the issuance of options, share appreciation rights (referred to as SARs), restricted shares, restricted share units (referred to as RSUs), share bonuses, other share-based awards and cash awards to our officers, employees, directors, independent contractors and consultants.

Shares Available; Certain Limitations. The maximum number of common shares reserved and available for issuance under the 2014 Equity Incentive Plan will be 1.5 million common shares. Pursuant to Section 162(m) of the Internal Revenue Code, (i) no individual will be granted options or SARs for more than the number of common shares reserved under the 2014 Equity Incentive Plan during any calendar year and (ii) no individual who is likely to be a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code will be granted either (A) restricted shares, RSUs, a share bonus, or other share-based awards for more than the number of common shares reserved under the 2014 Equity Incentive Plan during any calendar year or (B) a cash award in excess of $4 million during any calendar year.

Common shares subject to an award under the 2014 Equity Incentive Plan that remain unissued upon the cancellation or termination of the award will again become available for grant under the 2014 Equity Incentive Plan. However, common shares that are exchanged by a participant or withheld as payment in connection with any award under the 2014 Equity Incentive Plan, as well as any common shares exchanged by a participant or withheld to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the 2014 Equity Incentive Plan. If an award is denominated in shares, but settled in cash, the number of common shares previously subject to the award will again be available for grants under the 2014 Equity Incentive Plan. If an award can only be settled in cash, it will not be counted against the total number of common shares available for grant under the 2014 Equity Incentive Plan.

Administration. The 2014 Equity Incentive Plan will be administered by the Board, or if the Board does not administer the 2014 Equity Incentive Plan, a committee of the Board that complies with the applicable requirements of Section 162(m) of the Internal Revenue Code, Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the Board or committee referred to above being sometimes referred to as the plan administrator). The plan administrator may interpret the 2014 Equity Incentive Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2014 Equity Incentive Plan, provided that the plan administrator will not have the authority to reprice or cancel and regrant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2014 Equity Incentive Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of common shares or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Shares and RSUs. Restricted shares and RSUs may be granted under the 2014 Equity Incentive Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of restricted shares and RSUs. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2014 Equity Incentive Plan and the applicable individual award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such shares. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but may be credited with dividend equivalent rights if the applicable individual award agreement so provides.

Options. We may issue options under the 2014 Equity Incentive Plan. All options granted under the 2014 Equity Incentive Plan are intended to be non-qualified options and are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. The exercise price of all options granted under the 2014 Equity Incentive Plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related common shares on the date of grant. The maximum term of all options granted under the 2014 Equity Incentive Plan will be determined by the plan administrator, but may not exceed ten years. Each option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement.

Share Appreciation Rights. SARs may be granted under the 2014 Equity Incentive Plan either alone or in conjunction with all or part of any option granted under the 2014 Equity Incentive Plan. A free-standing SAR granted under the 2014 Equity Incentive Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the 2014 Equity Incentive Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related common shares on the date of grant. The maximum term of all SARs granted under the 2014 Equity Incentive Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in common shares, cash, or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times, and subject to all of the terms and conditions applicable to the related option.

Other Share-Based Awards. Other share-based awards, valued in whole or in part by reference to, or otherwise based on, common shares (including dividend equivalents) may be granted under the 2014 Equity Incentive Plan. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of common shares to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in common shares, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance objectives).

Share Bonuses and Cash Awards. Bonuses payable in fully vested common shares and awards that are payable solely in cash may also be granted under the 2014 Equity Incentive Plan.

Performance Goals. The vesting of awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code will be based upon one or more of the following business criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after interest, taxes, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, cash flow per share, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) share price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing.

The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliate, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The business criteria may be determined in accordance with generally accepted accounting principles (to the extent determined by the plan administrator to be desirable) and achievement of the criteria will require certification by the plan administrator. To the extent permitted by Section 162(m) of the Internal Revenue Code, the plan administrator will have the authority to make equitable adjustments to the business criteria in recognition of unusual or non-recurring events affecting us or any of our affiliates or our financial statements or the financial statements of any of our affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Equitable Adjustments. In the event of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting the common shares, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the plan administrator, in (i) the aggregate number of common shares reserved for issuance under the 2014 Equity Incentive Plan, (ii) the maximum number of common shares or cash that may be subject to awards granted to any participant in any calendar year, (iii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2014 Equity Incentive Plan, and (iv) the kind, number and purchase price of common shares, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs, share bonuses and other share-based awards granted under the 2014 Equity Incentive Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the common shares, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the common shares, cash or other property covered by such award, the Board may cancel the award without the payment of any consideration to the participant.

Change in Control and Qualifying Termination. Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined below) occurs and (ii) a participant’s employment or service is terminated by us or any of our successors or affiliates without cause or by the participant for “good reason” (as defined in any individual employment or severance agreement with the participant) within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved.

Definition of Change in Control. For purposes of the 2014 Equity Incentive Plan, a “change in control” will mean, in summary: (i) a person or entity becomes the beneficial owner of 50% or more of the Company’s voting power; (ii) an unapproved change in the majority membership of the Board; (iii) a merger, amalgamation or consolidation of the Company or any of its subsidiaries, other than (A) a merger, amalgamation or consolidation that results in the Company’s voting securities continuing to represent more than 50% of the combined voting power of the surviving entity or its parent and the Company’s Board of Directors immediately prior to the merger or consolidation continuing to represent a majority of the Board of Directors of the surviving entity or its parent or (B) a merger, amalgamation or consolidation affected to implement a recapitalization in which no person is or becomes the owner of the Company’s voting securities representing 50% or more of the Company’s combined voting power; or (iv) stockholders approval of a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition of substantially all of the Company’s assets, other than a sale or disposition to an entity, at least 50% of the combined voting power of which is owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale or a sale or disposition to an entity controlled by the Company’s Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which stockholders of the Company immediately prior thereto hold the same proportionate equity interest in the entity which owns all or substantially all of the assets of the Company immediately thereafter.

Tax Withholding. Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of the minimum amount of applicable taxes required by law to be withheld with respect to any award granted under the 2014 Equity Incentive Plan. The Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of common shares, cash or other property, as applicable, or by delivering already owned unrestricted common shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2014 Equity Incentive Plan. The 2014 Equity Incentive Plan provides the Board with authority to amend, alter or terminate the 2014 Equity Incentive Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

2014 Equity Incentive Plan Term. The 2014 Equity Incentive Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

New Plan Benefits

Because awards to be granted in the future under the 2014 Equity Incentive Plan are at the discretion of the plan administrator, it is not possible to determine at this time the exact benefits or amounts to be received under the 2014 Equity Incentive Plan by our employees and directors.

Registration with SEC

We intend to file with the SEC a registration statement on Form S-8 covering the common shares issuable under the 2014 Equity Incentive Plan.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2014 Equity Incentive Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options. An optionee generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the common shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any common shares received upon exercise of an option will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Share Appreciation Rights. A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of a SAR will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

RSUs. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other awards granted under the 2014 Equity Incentive Plan, including share bonuses, other share-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any common shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Section 162(m). Section 162(m) of the Internal Revenue Code denies a deduction for certain annual compensation in excess of $1,000,000 paid to individuals who are “covered employees” unless it qualifies as “performance-based compensation.” The plan administrator may make awards under the 2014 Equity Incentive Plan to eligible participants who are covered employees (or to individuals whom the plan administrator believes may become covered employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. To qualify, the exercisability and/or payment of such awards must generally be subject to the achievement of performance criteria based upon one or more performance goals set forth in the 2014 Equity Incentive Plan and to certification of such achievement in writing by the Compensation Committee. The performance criteria must be established in writing by that committee not later than the time period prescribed under Section 162(m) of the Internal Revenue Code.

The Board recommends that you vote FOR the approval of the adoption of the PGT, Inc. 2014 Omnibus Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 14, 2014, unless otherwise noted, for (a) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our current and incumbent directors named above, (c) each of our Named Executive Officers named in the Summary Compensation Table below, and (d) all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the table below are based on 47,228,131 voting shares outstanding as of March 14, 2014. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of March 14, 2014, are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding

Beneficial Owners of More Than 5%:
BlackRock, Inc.	3,164,675	(2)	6.7%
Renaissance Technologies Holdings Corporation	2,407,129	(3)	5.1%

Non-Employee Directors and Nominees:
Alexander R. Castaldi	102,676		*
Richard D. Feintuch	225,289	(4)	*
M. Joseph McHugh	202,860	(5)	*
Brett N. Milgrim	75,803		*
William J. Morgan	125,173	(6)	*
Floyd F. Sherman	175,321	(7)	*

Named Executive Officers:
Rodney Hershberger	1,653,265	(8)	3.5%
Jeffrey T. Jackson	391,364	(9)	*
Deborah L. LaPinska	307,459	(10)	*
Todd Antonelli	190,071	(11)	*
Mario Ferrucci III	142,945	(12)	*

Directors and executive officers as a group	4,877,851	(13)	10.3%

*	Percentage does not exceed one percent of the total outstanding class.

(1)	Unless otherwise indicated, the business address of each person is PGT, Inc., 1070 Technology Drive, North Venice, Florida, 34275.
(2)	The information reported is based on a Schedule 13G/A filed January 30, 2014, with the SEC, in which BlackRock, Inc. reported that at December 31, 2013, had dispositive and voting power over 3,164,675 shares. The principal business address of BlackRock, Inc. is 400 East 52nd Street, New York, New York 10022.
(3)	The information reported is based on a Schedule 13G/A filed February 13, 2014, with the SEC, in which Renaissance Technologies LLC (“RTC”) reported that at December 24, 2013, Renaissance Technologies Holdings Corporation (“RTHC”), majority owner of RTC, had dispositive and voting power over 2,407,129 shares. The principal business address of RTC and RTHC is 800 Third Avenue, New York, New York 10022.
(4)	Includes options outstanding to acquire 201,154 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(5)	Includes options outstanding to acquire 163,878 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(6)	Includes options outstanding to acquire 96,672 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(7)	Includes options outstanding to acquire 175,321 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(8)	Includes options outstanding to acquire 869,501 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(9)	Includes options outstanding to acquire 347,354 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(10)	Includes options outstanding to acquire 287,046 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(11)	Includes options outstanding to acquire 186,667 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(12)	Includes options outstanding to acquire 113,078 shares of common stock exercisable currently or within 60 days of March 14, 2014.
(13)	This group is comprised of 14 individuals. Includes options outstanding to acquire 3,127,835 shares of common stock by all current directors and executive officers exercisable currently or within 60 days of March 14, 2014.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 28, 2013, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that one Form 4 for each of Messrs. McHugh, Morgan, and White was not timely filed.

EXECUTIVE COMPENSATION –

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our goal in establishing the executive compensation structure is to attract, retain and reward key leaders who drive both near-term and long-term value for our stockholders. Our compensation structure is designed to reward leadership skills, operating performance and financial accomplishments. We also believe that successful compensation programs for executive officers and other key employees, including the Named Executive Officers, must further the following primary objectives:

•	ensure employee interests are aligned with the enhancement of stockholder value;

•	attract and retain quality leaders;

•	reward consistent and superior performance for exemplary company and individual performance; and

•	provide incentives to enhance future performance and increased levels of responsibility.

All compensation policies and decisions are designed to reward employees, including the Named Executive Officers, who demonstrate the capacity to make significant contributions to our operational, financial and competitive performance, thereby furthering the first primary objective referred to above. Key factors to increase or decrease compensation include:

•	the nature, scope and level of the individual’s responsibilities;

•	our overall performance and profitability, which we primarily measure by net sales, EBITDA, and return on operating investment;

•	our long-term stock price performance and total return to stockholders; and

•	the employee’s performance compared to goals and objectives.

At the 2013 annual meeting, more than 99% of the votes present were cast in favor of the advisory resolution on our executive compensation. We believe this indicates stockholder confidence in our compensation program. In addition, at the 2013 annual meeting, stockholders voted to approve a triennial holding of the advisory vote on the Company’s executive compensation. Accordingly, the Company will hold future, non-binding, advisory votes on executive compensation on a triennial basis until the next required non-binding, advisory vote on the frequency of the advisory vote on executive compensation. The Compensation Committee of the Board of Directors (“Compensation Committee”) will continue to consider the results of future advisory votes on executive compensation when making future decisions regarding the structure and implementation of our executive compensation program.

Roles and Responsibilities

The Compensation Committee has the primary responsibility for assisting the Board in the development, evaluation, and approval of our executive compensation programs. Our Chief Executive Officer and our Executive Vice President assist the Compensation Committee in administering our compensation programs. Matters considered by the Compensation Committee include, but are not limited to, competitive market information, current industry trends, compensation practices and guidelines, and, in years when the Compensation Committee engages a consultant, research by an independent compensation consultant. In general, the roles are discussed below; additional details regarding the roles of each are discussed throughout this Compensation Discussion and Analysis section.

Compensation Committee — As discussed above under “Information Regarding the Board and its Committees — Controlled Company Exemption and Committees,” our Compensation Committee was formed in 2007. Until the Compensation Committee was formed, the Board maintained direct authority and responsibility for the review, evaluation and approval of the compensation structure and level for all of our executive officers. The Compensation Committee’s primary responsibilities include: (1) establishing, in consultation with management, the Company’s general compensation and incentive philosophy; (2) establishing, reviewing and recommending approval of the Chief Executive Officer’s annual compensation, and evaluating his performance in light of the goals and objectives of the Company’s executive compensation plans, (3) evaluating the appropriate level of compensation for Board and committee service by members of the Board, (4) reviewing incentive compensation programs to ensure unnecessary risk is not encouraged, and (5) overseeing the long-term incentive plan, the annual cash incentive plan and any other equity-based awards.

Management — In collaboration with the Compensation Committee and considering information provided by the compensation consultant, in years when one is retained by the Compensation Committee, our Chief Executive Officer and our Executive Vice President coordinate the review of the compensation programs for senior management, including certain Named Executive Officers. Such review includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the Named Executive Officers, other than the Chief Executive Officer.

Our senior leadership team (which includes representation from each of the Company’s major functional areas) sets our strategic business and operational objectives and strives to design and develop compensation programs that motivate leadership behaviors consistent with such objectives.

Compensation Consultant — In late 2012, the Compensation Committee retained the services of Ernst & Young LLP (“E&Y”), a compensation consultant, to assist in evaluating and discussing our compensation structure, specifically as it relates to base salary and annual cash bonus. The role of the consultant was to provide independent compensation data and analysis to facilitate a review of the Company’s compensation programs, and assist the Compensation Committee in its oversight role. E&Y attended meetings with our Compensation Committee and management as needed. Specifically, E&Y analyzed our then-current base salary and annual cash bonus compensation arrangements for members of the Company’s executive team, including each of the Named Executive Officers; and utilized a group of peer companies to help the Compensation Committee determine an appropriate structure and target levels for each such member of the executive team. Additionally, E&Y assisted in evaluating our compensation structure for members of Board of Directors and provided comparative data based on research and analysis relative to a group of peer companies. E&Y’s fees for consulting advice to the Compensation Committee incurred in the year ended December 29, 2012, were $10,356. In the Company’s fiscal year 2012, E&Y also served as the Company’s independent public accounting firm and provided certain other services to the Company relating to audit services, and tax review, and earned fees relating to such services of $758,327. All services provided by E&Y, and fees associated therewith, were approved by the Audit Committee and ratified by the Board of Directors. After considering the various services provided by E&Y, the Compensation Committee believes that E&Y was able to provide independent advice to the Compensation Committee, without any conflict of interest.

In the first quarter of 2014, the Compensation Committee retained the services of Towers Watson (“Towers”), a compensation consultant, to assist in evaluating and discussing various aspects of our compensation structure. The Compensation Committee requested assistance and advice in connection with: (i) various options for a Long-Term Equity Incentive Plan (“LTIP”) design; (ii) target grants for various members of management, including each of the Named Executive Officers, under such LTIP; and (iii) the level and form of compensation for members of our Board of Directors. Towers attended meetings with our Compensation Committee and management as needed and utilized a group of peer companies in recommending an appropriate structure for an LTIP, including specific recommendations in connection with various elements of such a plan through which the interests of management are directly aligned with those of our stockholders. Additionally, Towers provided advice regarding target grants for members of management based on research and analysis of practices of certain peer companies, as well as various forms of compensation, and levels thereof, provided to members of the Board of Directors. Towers did not provide any other services to the Company, and the Compensation Committee confirmed Towers’ ability to provide independent advice to the Compensation Committee.

Use of Peer Group Data

Compensation to our Named Executive Officers is intended to be competitive with that of similar companies. As part of our assessment, we look to the compensation paid to individuals with similar responsibilities at peer companies. Because peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors, we also consider compensation levels within our relevant labor market to ensure that PGT’s compensation arrangements are in line with companies of its size.

Based on our assessment, we believe our total direct annual compensation to senior management (including our Named Executive Officers), comprised of total cash compensation and the annualized expected value of long-term incentive awards is generally at or below the level of total direct compensation for our peer group.

However, for purposes of determining appropriate levels of certain aspects of executive compensation for our Named Executive Officers, we have also compared base salaries, annual bonus targets and longer-term incentive targets against the median levels of such compensation elements at a selected peer group of similarly situated companies. Following are the most relevant companies included in our most recent peer group which were selected for a variety of reasons which included industry, revenue size, investor comparisons, and competition for talent:

Trex Company	Eagle Materials, Inc.
AAON	American Woodmark Corp.
Gibraltar Industries, Inc.	Simpson MFG
Ply Gem Industries, Inc.	Atrium Companies, Inc.

Additionally, based on our assessment we do not believe our compensation programs encourage excessive risk-taking, nor do we believe that they are reasonably likely to have a material adverse effect on our Company.

Compensation Actions for 2013

When evaluating and setting the 2013 executive compensation relative to our performance, the Compensation Committee, the Chief Executive Officer and the Executive Vice President took into account the economic environment in which we are currently operating, the state of the housing market, unemployment rates both nationally and in the Company’s core markets, the national credit crisis, and sensitivity regarding executive pay. We believe our programs have a balanced approach and properly reflect our views that, in challenging times, senior management, including the Named Executive Officers, should sacrifice in the interest of the Company with the expectation that, in more profitable years, such sacrifices will be rewarded. This philosophy is evidenced by the fact that in fiscal years 2009, 2010, 2011, and 2012, excluding increases in connection with acquiring significant additional responsibilities, none of our Named Executive Officers received a base salary increase. Actions such as these helped strengthen our financial position and positioned us to compete more effectively in the long-term.

Compensation Elements We Used in 2013

The following items summarize the essential elements used as compensation tools to reward and retain our Named Executive Officers during fiscal 2013:

•	Annual Base Salary. Base salaries for our executives depend on the scope of their responsibilities and performance. Our objectives are to target annual base salary at the median level and to make it competitive, when taken in conjunction with the other compensatory elements;

•	Annual Cash Incentive Plan. For each executive, we use annual cash bonuses for the achievement of annual company and individual performance objectives;

•	Executive Benefit and Perquisites. As the Company seeks to maintain a classless culture in our facilities and operations, our executive compensation program remains relatively free of executive benefits and perquisites. Such benefits and perquisites which do exist, however, are described below;

•	Long-Term Equity Based Incentives. The Company did not use long-term equity grants in 2013.

Annual Base Salary

Our Compensation Committee separately considers the salary and bonus of our Chief Executive Officer. In determining his annual compensation, our Compensation Committee considers the highly competitive industry in which we operate and the unique experience he brings to the position as well as his contributions to our long-term performance.

For our other Named Executive Officers, our Chief Executive Officer provides our Compensation Committee with recommendations regarding compensation. Our Compensation Committee reviews such recommendations and approves annual compensation for Named Executive Officers, consisting of base salary and target bonus (discussed below), on an annual basis. Our Compensation Committee may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of the Chief Executive Officer, whether to approve any recommended changes in compensation.

Our goal is to pay each Named Executive Officer a base salary sufficient to remain competitive in the market. See the “Summary Compensation Table” for a listing of our Named Executive Officers. At the end of fiscal 2013, Mr. Hershberger’s base salary was $425,000 per year, Mr. Jackson’s base salary was $345,000 per year, Mr. Ferrucci’s base salary was $219,300 per year, Mrs. LaPinska’s base salary was $198,900 per year and Mr. Antonelli’s base salary was $195,000 per year. Such base salaries reflect raises which were based on outstanding Company performance measured in terms of top-line sales, market share gains, and earnings, as well as increased responsibility in the case of certain of the Named Executive Officers, and all such raises were approved by the Compensation Committee. Base salary paid to the Named Executive Officers in 2013 constituted approximately the following percentages of their total compensation as set forth in the Summary Compensation Table: Mr. Hershberger: 40%; Mr. Jackson: 47%; Mr. Ferrucci: 62%; Mrs. LaPinska: 63%; and Mr. Antonelli: 62%.

Annual Cash Incentive Plan

In order to provide incentives for future annual performance, we believe that a substantial portion of each Named Executive Officer’s total potential compensation should be in the form of a bonus, the amount of which is based upon both individual and Company performance. Accordingly, our policy is to allocate an amount equal to a target range of 40% to 100% of a Named Executive Officer’s annual base salary to performance based cash bonus awards. The target percentage of each Named Executive Officer’s annual base salary is determined by comparing the total annual cash compensation, including cash incentives, paid to individuals with similar responsibilities at peer companies, to the Named Executive Officer’s annual base salary.

Our Board of Directors established annual cash bonus targets as a percentage of salary under the 2013 Annual Incentive Plan (“2013 AIP”) for each Named Executive Officer. As a percentage of base salary, these targets were 100% for Mr. Hershberger, 75% for Mr. Jackson and 40% for Messrs. Ferrucci and Antonelli and Mrs. LaPinska. The performance goals for the 2013 AIP represented 75% of the total target payout, with a discretionary portion making up the remaining 25%. The performance goals for 2013 were based on Net Sales, EBITDA (calculated in accordance with our credit agreement covenants) and Return on Operating Investment, respectively.

The table below provides a summary of the Company’s performance results comparing target to actual performance measure results:

Performance Measure	Percentage	Minimum Performance Measure	Target Performance Measure	200% Level Performance Measure	Actual Performance Results	Performance Rating

		50%	100%	200%
Net Sales	20%	$176.8 Million	$190.9 Million	$223.0 Million	$239.3 Million	162	%(1)
EBITDA	35%	$27.3 Million	$32.1 Million	$43.0 Million	$38.8 Million	162%
ROOI	20%	27.3%	34.2%	49.9%	39.2%	131%

	75%					154%

(1)	Net Sales earned percentage was capped by EBITDA, in accordance with the plan approved by the Board for 2013.

The table below provides a summary of each Named Executive Officer’s bonus payment comprised of performance and discretionary bonus:

		Company Performance Component		Discretionary Component
	2013 Target Bonus Amount	Rating	Rating Multiplied By 75% of Target Bonus	Discretionary Percentage (1)	Discretionary Bonus Amount	Bonus Amount
Rodney Hershberger	$403,750	154%	$464,734	35.0%	$141,313	$606,047
Jeffrey Jackson	$247,717	154%	$285,133	35.0%	$86,700	$371,833
Mario Ferrucci III	$87,158	154%	$100,322	35.0%	$30,506	$130,828
Deborah LaPinska	$79,050	154%	$90,990	29.0%	$22,925	$113,915
Todd Antonelli	$76,692	154%	$88,276	35.0%	$26,842	$115,118

(1) — Similar to the target percentages for Net Sales, ROOI, and EBITDA, the Discretionary portion of the 2013 AIP had a target of 25%. Individuals could earn up to 200% relative to their overall AIP target, or as little as zero. This component is based on the assessment of each Named Executive Officer’s individual performance relative to some or all of the following criteria: value created by the Named Executive Officer’s leadership of a functional area or multiple areas, success of a strategic business initiative led by the Named Executive Officer, and employee feedback and satisfaction based on detailed annual evaluations.

All of the 2013 AIP was paid out in February 2014. All employees of the Company who participated in the 2013 AIP were awarded payments, including the Named Executive Officers.

On February 11, 2014, our Board of Directors approved the details of the 2014 AIP. The 2014 AIP established annual cash bonus targets as a percentage of salary for each Named Executive Officer. As a percentage of base salary, these targets are currently 100% for Mr. Hershberger, 75% for Mr. Jackson, and 40% for Messrs. Ferrucci and Antonelli and Mrs. LaPinska, and are:

•	30% based on Net Sales,

•	50% based on EBITDA,

•	20% based on Return on Operating Investment.

If PGT achieves less than 100% of its target for Net Sales, EBITDA (calculated in accordance with our credit agreement covenants), or Return on Operating Investment, the corresponding percentage of the opportunity based on such respective measurement will be reduced accordingly. Conversely, if PGT achieves greater than 100% of its target for Net Sales, EBITDA, or Return on Operating Investment, the corresponding percentage of the opportunity based on such respective measurement will be increased. Specific targets, for each of the above, are set annually so they can only be achieved through performance that exceeds that which is generally expected in the current economic and industrial environment. As such, Company-wide performance at these targeted levels, which is required for an Executive Officer to obtain his/her target annual cash bonus, is challenging.

Long-Term Equity-Based Incentives

We believe the best way to align the interests of the senior leaders, including all of the Named Executive Officers, and our stockholders are for such leaders to own a meaningful amount of our common stock. Long-term incentive compensation, rather than reflecting a single year’s results, is intended to reward performance over the long-term. Our practice had been to structure this long-term incentive compensation in the form of options. However, after considering various ways of structuring long-term equity incentive, and in order to reach the objective stated above as well as to help attract and retain qualified executives, in 2014, our Compensation Committee approved a LTIP, and we granted equity-based awards to senior leaders, including all of the Named Executive Officers, in the form of both time-vesting and performance-vesting restricted stock. The 2014 LTIP awards are comprised fully of restricted stock, 50% of which is time-vesting, and 50% of which is performance vesting.

In part resulting from analysis of information and advice provided by Towers Watson, the Compensation Committee recommended, and on February 11, 2014, the Company’s Board of Directors, approved, the Company’s LTIP, including the performance goal for the 2014 fiscal year. The Compensation Committee will review such performance goals periodically in light of changes in the Company’s strategy, industry-specific market conditions, and general economic conditions to determine whether or not the performance measure remains appropriate to properly motivate participants.

Executive Benefits and Perquisites

Our executive compensation program remains relatively free of fringe benefits and perquisites. Generally, benefits and perquisites available to executive officers are available to all employees on similar terms. However, only executive officers and certain of their direct reports are currently eligible to participate in the Company’s LTIP.

The Company does not provide its executive officers separate dining or other facilities, company cars, club dues, or other similar perquisites. Company provided air travel for executive officers is for business purposes only. The Company’s use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are substantially the same for all eligible employees, including the Named Executive Officers. Additionally, the Company does, within certain limits, provide our products free of charge to executive officers for installation in their respective primary residences. The Company does not, however, pay for the cost of installing such product.

The value of benefits and perquisites provided are presented in the “All Other Compensation” column (and described in the related footnotes) of the “Summary Compensation Table”.

Other Compensation

Retirement/Post-Employment Benefits. The Company does not provide any retirement programs, pension benefits or deferred compensation plans to its Named Executive Officers other than its 401(k) plan, which is available to all employees.

Summary Compensation Table

				Equity Awards (1)		Non-Equity Incentive Plan Compensation (2)
Name and Position	Year	Salary	Bonus	Stock Options	Restricted Stock		All Other Compensation		Total
Rodney Hershberger	2013	$403,750	$—	$—	$—	$606,047	$—		$1,009,797
Chairman and Chief Executive Officer	2012	360,000	—	—	—	529,920	—		889,920
	2011	360,000	—	—	—	—	—		360,000

Jeffrey T. Jackson	2013	330,289	—	—	—	371,833	—		702,122
Executive Vice President and Chief Financial Officer	2012 2011	300,000 300,000	— —	— —	— —	342,450 —	— —		642,450 300,000

Mario Ferrucci III	2013	217,894	—	—	—	130,828	—		348,722
Vice President - General Counsel Secretary	2012	215,000	—	—	—	126,592	—		341,592
	2011	215,000	—	—	—	—	2,594	(3)	217,594

Deborah L. LaPinska	2013	197,625	—	—	—	113,915	4,401	(3)	315,941
Vice President - Customer Relations	2012	195,000	—	—	—	114,816	—		309,816
	2011	195,000	—	—	—	—	—		195,000

Todd Antonelli (4)	2013	191,731	—	—	—	115,118	—		306,849
Vice President - Sales and Marketing	2012	113,846	50,000	596,983	—	67,033	55,896	(5)	883,758

(1)	Amounts shown reflect the aggregate fair value of share and option awards calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using (a) the number of options awarded as of the grant date and (b) the Black-Scholes method of stock option valuation. The stock values were calculated using (a) the number of shares awarded as of the grant date and (b) the market value of the stock on the date awarded. The grant date fair values are based on the accounting assumptions in Note 15 to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 28, 2013.
(2)	Reflects annual cash incentive awards earned under the 2013, 2012 and 2011 Annual Incentive Plans. For information regarding our Annual Incentive Plan, see the discussion in “Executive Compensation — Compensation Discussion and Analysis.”
(3)	Amount represents the value of free PGT window and door products (installation paid for by employee).
(4)	Mr. Antonelli joined PGT in May 2012.
(5)	Amount represents employer reimbursements for relocation expenses.

The following table contains information concerning the potential threshold, target and maximum payments originally applicable to each of our Named Executive Officers under the 2013 AIP. Awards earned by our Named Executive Officers, under the 2013 AIP are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”. AIP Awards earned by our Named Executive Officers under the 2013 AIP were paid in February 2014.

Grants of Plan-Based Awards for Fiscal Year 2013

					Option Awards
		Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)			Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Option
Name and Position	Grant Date	Threshold	Target	200% Level	Options	Awards	Awards
Rodney Hershberger	—	$201,875	$403,750	$807,500	—	$—	—

Jeffrey T. Jackson	—	123,859	247,717	495,434	—	—	—

Mario Ferrucci III	—	43,579	87,158	174,316	—	—	—

Deborah L. LaPinska	—	39,525	79,050	158,100	—	—	—

Todd Antonelli	—	38,346	76,692	153,384	—	—	—

(1)	These columns show the range of payouts targeted for 2013 performance under the PGT, Inc. 2013 Annual Incentive Plan. The 2013 Annual Incentive Plan is described in the section titled “Annual Cash Incentive Plan” in the Compensation Discussion and Analysis. Payments of cash bonuses to participants in the 2013 AIP was made on February 21, 2014, including the Named Executives Officers.

Employment Agreements

Effective on February 20, 2009, the Named Executive Officers (other than Mr. Antonelli, who executed his employment agreements on May 15, 2012) individually, entered into employment agreements with the Company that superseded and replaced prior employment agreements, if any, entered into by each Named Executive and the Company.

Pursuant to the employment agreements, in the event that (a) the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or (b) the executive terminates his or her employment for “good reason” (as defined in the employment agreement), and subject to the execution and non-revocation of a release, the executive is entitled to (1) continuation of his/her base salary for twelve months after the date of termination (except in the case of Messrs. Hershberger and Jackson, for whom the period is 24 months and 18 months, respectively), (2) payment by the Company of applicable premiums for medical benefits for twelve months following the date of termination (except in the case of Messrs. Hershberger and Jackson for whom the period is 18 months); and (3) payment in a lump sum of an amount of cash equal to 100% of the executive’s target incentive amount (except for Messrs. Hershberger and Jackson from whom such percentage is 200% and 150%, respectively) payable under the Company’s annual incentive plan for the award period ending in which the termination of employment occurred.

Should the executive terminate his/her employment other than for “good reason”, the Company will continue to pay such executive’s salary for the shorter of thirty days or the notice period provided by the executive with respect to his/her termination. Further, under each employment agreement, in the event that the executive’s employment is terminated by his or her death or disability (as defined in the employment agreement), the Company will pay to the executive (or, in the case of death, to his or her designated beneficiary) his or her base salary for a period of twelve months.

Each employment agreement also provides that during the executive’s employment with the Company and at all times thereafter, he or she may not disclose any confidential information of the Company and that all inventions of the executive shall belong exclusively to the Company. In addition, each employment agreement provides that during the executive’s employment with the Company and for two years thereafter, unless the employment agreement is terminated by the Company without “cause” or by such executive for “good reason”, in which case the period will be the duration of the executive’s employment with the Company and for one year thereafter, the executive may not directly or indirectly compete with the Company or solicit employees of the Company.

The following table summarizes the value of the termination payments and benefits that each of our Named Executive Officers would receive under the circumstances shown had such circumstances occurred on the last business day of our fiscal year 2013. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Summary of Termination Payments and Benefits

	Mr. Hershberger	Mr. Jackson	Mr. Ferrucci	Mrs. LaPinska	Mr. Antonelli
Reason for Termination:

By Corporation Without Cause or by the Executive for “Good Reason”
Cash Severance (1)	$1,700,000	$905,625	$307,020	$278,460	$273,000

Total Estimated Value of Payments	$1,700,000	$905,625	$307,020	$278,460	$273,000

Death or Disability (2)
Cash Severance (3)	$425,000	$345,000	$219,300	$198,900	$195,000

Total Estimated Value of Payments	$425,000	$345,000	$219,300	$198,900	$195,000

(1)	Includes the dollar value of continuation of Mr. Hershberger’s current base salary for a period of twenty four months and 200% of his target incentive amount. Includes the dollar value of continuation of Mr. Jackson’s current base salary for a period of eighteen months and 150% of his target incentive amount. For Mr. Ferrucci, Mrs. LaPinska, and Mr. Antonelli, this includes the dollar value of continuation of their current base salary for a period of twelve months and 100% of their target incentive amount.
(2)	Does not include the dollar value of potential short-term and/or long-term disability payments.
(3)	Includes the dollar value of continuation of the executive’s then-current base salary for a period of twelve months.

2013 Annual Incentive Plan

PGT’s 2013 Annual Incentive Plan is discussed in “Compensation Discussion and Analysis — Annual Cash Incentive Plan.”

Long-Term Incentive Plan

PGT’s LTIP is discussed in “Compensation Discussion and Analysis — Long-Term Equity-Based Incentives.”

Outstanding Equity Awards at Fiscal Year-End 2013

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date

Rodney Hershberger	85,051	(3)	—		$1.51	1/29/2014
	91,881		—		0.92	1/21/2016
	583,215		388,811	(1)	2.00	4/6/2020

Jeffrey T. Jackson	200,829		293,051	(1)	2.00	4/6/2020

Deborah L. LaPinska	190,284		193,524	(1)	2.00	4/6/2020

Mario Ferrucci III	54,284		117,588	(1)	2.00	4/6/2020

Todd Antonelli	53,334		266,666	(2)	2.59	5/15/2022

(1)	Represents options approved by the Company’s stockholders at its annual meeting held on April 6, 2010, related to the equity exchange. One-half of the unexercisable options vests on each of April 6, 2014 and 2015.
(2)	Represents options awarded on May 15, 2012. One-half of the unexercisable options vests on each of May 15, 2014 and 2015.
(3)	85,051 options exercised in January 2014.

Option Exercises and Stock Vested Table

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Rodney Hershberger	—	$—	—	$—
Jeffrey T. Jackson	300,000	2,523,203	—	—
Deborah L. LaPinska	152,615	1,046,969	—	—
Mario Ferrucci III	150,000	1,258,659	—	—
Todd Antonelli	80,000	608,012	—	—

(1)	The value realized on the vesting of stock awards is based on the number of shares exercised and the variance between the grant price and market price when exercised.

Change in Control Arrangements

No agreements exist between the Company and its Named Executive Officers that could trigger any payments in connection with a change in control.

DIRECTOR COMPENSATION

As previously discussed under “Information Regarding the Board and its Committees-Information on the Compensation of Directors,” in 2013, non-management directors, other than those affiliated with JLL Partners, Inc., received the following annual compensation: (a) a cash retainer of $40,000; (b) restricted stock, the restrictions on which shall be scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a Director with a value at the time of issuance of approximately $40,000; (c) a fee of $1,000 per day for each in person meeting of the Board of Directors (or committee thereof) attended; (d) an annual cash retainer of $5,000 for each committee on which they serve; and (e) reimbursement of reasonable travel expenses. Additionally, immediately prior to the effectiveness of Mr. White’s resignation, in January 2014, from service as a member of the Board of Directors, and in recognition of his years of service to the Company, the Compensation Committee waived the restrictions and forfeiture conditions relating to 5,277 shares of restricted stock which had been previously granted to Mr. White. Beginning in 2014, all non-management Directors shall receive the following annual compensation: (a) a cash retainer of $57,500; (b) restricted stock, the restrictions on which shall be scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a Director with a value at the time of issuance of approximately $57,500; (c) an annual cash retainer of $7,500 and $5,000 for service on the Audit Committee and Compensation Committee, respectively, and (d) reimbursement of reasonable travel expenses.

Director Compensation for Fiscal Year 2013

Name	Fees Earned or Paid in Cash (3)	Restricted Stock Awards (4)	Total
Paul S. Levy (1)	$—	$—	$—
Daniel Agroskin (1)	—	—	—
Alexander R. Castaldi (2)	—	—	—
Richard D. Feintuch	57,000	—	57,000
Eugene Hahn (1)	—	—	—
Rodney Hershberger	—	—	—
M. Joseph McHugh	52,000	40,000	92,000
Brett N. Milgrim (2)	—	—	—
William J. Morgan	52,000	40,000	92,000
Floyd F. Sherman	49,000	—	49,000
Randy L. White (1)	44,000	40,000	84,000

(1)	Director served in fiscal year 2013, but resigned in 2014.
(2)	Director previously did not receive pay, but will begin to draw Director pay in 2014.
(3)	Differences in fees earned reflect the number of committees of the Board of Directors on which each director serves and the number of meetings attended.
(4)	Amounts shown reflect the aggregate fair value of stock awards as of their grant date. The grant date fair values are based on the accounting assumptions in Note 15 to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 28, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 28, 2013, relating to equity compensation plans of PGT pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	4,813,402	(2)	$2.02	541,863	(3)

(1)	Includes securities to be issued upon exercise under the 2006 Equity Incentive Plan of PGT approved by the stockholders in June 2006 as amended, and restated and approved by the stockholders on April 6, 2010. A description of the 2006 Equity Incentive Plan is included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 28, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014.
(2)	Represents outstanding options to purchase common stock, issued under the 2006 Equity Incentive Plan.
(3)	Of the 541,863 shares available to grant at fiscal year end December 28, 2013, 164,262 shares were granted in March of 2014. As of the Record Date, 377,601 common shares remained available for issuance under the 2006 Equity Incentive Plan. If our stockholders approve the 2014 Equity Incentive Plan, no new awards will be granted under the 2006 Equity Incentive Plan.

IMPACT OF TAX TREATMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code limits the tax deduction for public companies to $1 million for compensation paid to a company’s Chief Executive Officer or any of the four other most highly compensated Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. We believe that stock options granted under our long-term incentive plans would qualify as performance-based compensation. While such stock options vest over a specified period of time contingent upon the option holder’s continued employment with the Company, such stock options only have value if the Company’s performance results in a stock price higher than the price on the date of grant. Restricted stock awards, do not qualify as performance-based compensation because they have immediate value (at a minimum, once the restrictions are released) irrespective of the Company’s performance.

While we seek to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent rather than tax-based considerations.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and these discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in PGT, Inc.’s Annual Report on Form 10-K for the fiscal year 2013.

Submitted by the Compensation Committee

Alexander R. Castaldi (Chairman)
Richard D. Feintuch
Floyd F. Sherman

*	The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Compensation Committee Report by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of independent, non-employee directors only. Messrs. Castaldi, Feintuch and Sherman served as members of our Compensation Committee during the Company’s 2013 fiscal year. No interlocking relationship existed during 2013 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors based upon our written policies and procedures. If a Director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since December 30, 2012, (the first day of the Company’s 2013 fiscal year), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements, which are described above.

In the ordinary course of business, we sell windows to Builders FirstSource, Inc. One of our directors, Floyd F. Sherman, is the President, Chief Executive Officer, and a Director of Builders FirstSource, Inc. In addition, Brett N. Milgrim, and Alexander R. Castaldi are Directors of Builders FirstSource, Inc. Total net sales to Builders FirstSource, Inc. were approximately $5,100,000 for the year ended December 28, 2013. During the first two months of our 2014 fiscal year, we sold approximately $900,000 in windows and related products to Builders FirstSource, Inc. We anticipate continuing to make such sales in the foreseeable future.

AUDIT COMMITTEE REPORT*

The Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of PGT. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of PGT, the audits of PGT’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.

The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. Ernst & Young LLP, PGT’s independent registered public accounting firm for 2013, was responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

With respect to the fiscal year ended December 28, 2013, the Audit Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors’ qualifications and independence, and evaluated the external auditors’ performance.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 28, 2013. The Audit Committee also discussed with Ernst & Young LLP all matters required to be discussed by the statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with Ernst & Young LLP regarding its independence from the Company and its management.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors, and the Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 28, 2013, in our Annual Report on Form 10-K for 2013 for filing with the SEC.

Submitted by the Audit Committee

M. Joseph McHugh (Chairman)
Richard D. Feintuch
William J. Morgan

*	The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Audit Committee Report by reference therein.

Principal Accountant Fees and Services

The Audit Committee of our Board of Directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval may be made after receiving input from the Company’s management, if desired).

With respect to the audits for the years ended December 28, 2013, and December 29, 2012, the Audit Committee approved the audit services performed by Ernst & Young LLP as well as certain categories and types of audit-related, tax, and permitted non-audit services.

Fees Paid to Ernst & Young LLP

Aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 28, 2013, and December 29, 2012, were (in thousands):

Type of Fee	2013	2012
Audit Fees (1)	$847	$640
Tax Fees (2)	80	78
All Other Fees (3)	2	40

Total Fees	$929	$758

(1)	Audit fees for 2013 and 2012 consisted of the audit of the consolidated financial statements included in the Annual Report on Form 10-K, reviews of Quarterly Reports on Form 10-Q, and 2013 also includes fees associated with the 2013 common stock secondary offering and share purchase.

(2)	Tax fees were for services related to tax compliance, including the preparation of tax returns in 2013 and 2012, and for tax planning and tax advice, including assistance with tax audits.

(3)	Other fees represents a subscription to Ernst & Young Online, their accounting and auditing research tools for clients; in addition, 2012 includes executive compensation review services.

OTHER BUSINESS

We know of no other matters to be submitted at the Meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

GENERAL INFORMATION

A copy of our annual report to stockholders for the fiscal year ended December 28, 2013, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. Our annual report to stockholders is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge on our Company website at www.pgtproxy2014.com. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary.

We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

If you have any questions, or need assistance in voting your shares, please call American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

By Order of the Board of Directors,

Mario Ferrucci III
Vice President and General Counsel March 28, 2014

Appendix A

PGT, INC.

2014 OMNIBUS EQUITY INCENTIVE PLAN

PGT, INC.

2014 OMNIBUS EQUITY INCENTIVE PLAN

Appendix A

PGT, INC.

2014 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.	Purpose of Plan.

The name of the Plan is the PGT, Inc. 2014 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Award” means any Option, Share Appreciation Right, Restricted Shares, Restricted Share Unit, Share Bonus, Other Share-Based Award or Cash Award granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

“Base Price” has the meaning set forth in Section 8(b) hereof.

“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award granted pursuant to Section 12 hereof.

“Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Cause,” Cause means (i) the commission of fraud or dishonesty by the Participant in the course of the Participant’s employment; (ii) the indictment of, or conviction of or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification or any other misconduct by the Participant which is materially injurious to the Company (including any of its Subsidiaries or Affiliates); (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by the Company (including any of its Subsidiaries or Affiliates) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any policies or procedures of the Company as in effect from time to time provided that the Participant shall have been delivered a copy of such policies or procedures or such policies or procedures shall have been posted on a Company intranet or website; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).

“Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Shares, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the Common Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”); or

(3) there is consummated a merger or amalgamation or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or amalgamation or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or amalgamation or consolidation and (B) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or amalgamation or consolidation or, if the Company or the entity surviving such merger or amalgamation or consolidation is then a Subsidiary, the ultimate parent thereof, or (II) a merger or amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) an “outside director” within the meaning of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code), (ii) a “non-employee director” within the meaning of Rule 16b-3 and (iii) any other qualifications required by the applicable stock exchange on which the Common Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s by-laws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

“Common Shares” means the common shares, par value U.S. $0.01 per share, of the Company.

“Company” means PGT, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

“Covered Employee” has the meaning ascribed to the term “covered employee” set forth in Section 162(m) of the Code.

“Disability” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

“Effective Date” has the meaning set forth in Section 20 hereof.

“Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Common Shares issuable upon the exercise of such Option.

“Fair Market Value” of a Common Share or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Share or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the last preceding date on which there was a sale of such share on such exchange, or (ii) if the Common Share or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

“Free Standing Right” has the meaning set forth in Section 8(a) hereof.

“Good Reason” has the meaning set forth in any individual employment or severance agreement with the Participant, provided that if any such agreement does not define “Good Reason,” Good Reason and any provision of this Plan that refers to Good Reason shall not be applicable to such Participant.

“Option” means an option to purchase Common Shares granted pursuant to Section 7 hereof.

“Other Share-Based Award” means an Award granted pursuant to Section 10 hereof.

“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, cash flow per share, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi)

implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) share price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals may be determined in accordance with generally accepted accounting principles (to the extent determined by the Administrator to be desirable) and shall be subject to certification by the Administrator; provided, that, to the extent permitted by Section 162(m) of the Code to the extent applicable, the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Notwithstanding the foregoing, the Committee shall take any actions pursuant to this paragraph to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code.

“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

“Plan” has the meaning set forth in Section 1 hereof.

“Restricted Period” has the meaning set forth in Section 9(a) hereof.

“Related Right” has the meaning set forth in Section 8(a) hereof.

“Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.

“Restricted Share Unit” means the right, granted pursuant to Section 9 below, to receive the Fair Market Value of a Common Share or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

“Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

“Shares” means Common Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

“Share Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

“Share Bonus” means a bonus payable in fully vested Common Shares granted pursuant to Section 11 hereof.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

“Transfer” has the meaning set forth in Section 18 hereof.

Section 3.	Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; and

(10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.	Shares Reserved for Issuance; Certain Limitations.

(a) The maximum number of Common Shares reserved for issuance under the Plan shall be equal to (subject to adjustment as provided by Section 5) one million five hundred thousand (1,500,000) Common Shares.

(b) Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided by Section 5, from and after such time, if any, as the Plan is subject to Section 162(m) of the Code:

(1) No individual (including an individual who is likely to be a Covered Employee) will be granted Options or Share Appreciation Rights for more than the number of Common Shares reserved under Section 4(a) during any calendar year.

(2) No individual who is likely to be a Covered Employee with respect to a calendar year will be granted (A) Restricted Shares, Restricted Share Units, a Share Bonus or Other Share-Based Awards for more than the number of Common Shares reserved under Section 4(a) during any calendar year or (B) a Cash Award in cash in excess of four million U.S. dollars ($4,000,000) during any calendar year.

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Share Appreciation Right under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Option or Share Appreciation Right under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Share Appreciation Right is settled by the delivery of a net number of Common Shares, the full number of Common Shares underlying such Share Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in Common Shares, but paid or settled in cash, the number of Common Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Common Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

Section 5.	Equitable Adjustments.

(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the

Administrator, in its sole discretion, in (i) the aggregate number of Common Shares reserved for issuance under the Plan and the maximum number of Common Shares or cash that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Common Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Common Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Common Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant.

(c) The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.	Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.	Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) Rights as Stockholder. A Participant shall have no rights to dividends or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.

(g) Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(h) Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant, in the discretion of the Administrator.

Section 8.	Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price. Each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant (such amount, the “Base Price”).

(c) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

(d) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e) Consideration Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service.

(1) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(2) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9.	Restricted Shares and Restricted Share Units.

(a) General. Restricted Shares and Restricted Share Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the performance objectives (if any); and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant. The provisions of Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.

(b) Awards and Certificates.

(1) Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion,

be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for unrestricted Common Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares.

(2) With respect to Restricted Share Units, at the expiration of the Restricted Period, share certificates in respect of the Common Shares underlying such Restricted Share Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Common Shares underlying the Restricted Share Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.

(4) Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made no later than March 15th of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as an officer, director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability; provided, however, that this sentence shall not apply to any Award which is intended to qualify as performance-based compensation under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 14 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. The Participant shall generally not have the rights of a stockholder with respect to Common Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Common Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant.

(d) Termination of Employment or Service. The rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

Section 10.	Other Share-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of Common Shares to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in Common Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards.

Section 11.	Share Bonuses.

In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.

Section 12.	Cash Awards.

The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance criteria.

Section 13.	Special Provisions Regarding Certain Awards.

The Administrator may make Awards hereunder to Covered Employees (or to individuals whom the Administrator believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Awards that would otherwise become exercisable and/or payable upon achievement of such Performance Goals and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything set forth in the Plan to contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.

Section 14.	Change in Control Provisions.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

If the Administrator determines in its discretion pursuant to Section 3(b) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 15.	Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code), any rules of the stock exchange on which the Common Shares are traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 16.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 17.	Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted Common Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted Common Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

Section 18.	Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Common Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 19.	Continued Employment or Service.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 20.	Effective Date.

The Plan became effective upon adoption by the Board on March 28, 2014 (the “Effective Date”), subject to requisite approval of stockholders of the Company.

Section 21.	Term of Plan.

No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 22.	Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to the Company in writing that the Common Shares acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of Common Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24.	No Fractional Shares.

No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25.	Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26.	Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28.	Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 29.	Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 30.	Governing Law.

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

PGT, INC.

May 7, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

You can obtain the Annual Report on Form 10-K and Proxy Statement at www.pgtproxy2014.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.   i

¢	20230300000000001000 3	050714

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To elect two Class II directors, nominated by the Board of Directors, each to serve until the 2017 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified: The Board of Directors recommends a vote “FOR” all nominees in proposal 1.

						FOR	AGAINST	ABSTAIN
				2.	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014:	☐	☐	☐
☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Brett N. Milgrim ¡ Richard D. Feintuch		The Board of Directors recommends a vote “FOR” proposal 2.
☐ ☐				3.	Approval of the PGT, Inc. 2014 Omnibus Equity Incentive Plan:	☐	☐	☐
The Board of Directors recommends a vote “FOR” proposal 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.			☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

PGT, INC.

Proxy Card

This Proxy is solicited on behalf of the Board of Directors of PGT, INC. for the Annual Meeting of

Stockholders to be held on May 7, 2014.

The undersigned stockholder of PGT, Inc. hereby appoints Mario Ferrucci III and Jeffrey T. Jackson, and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PGT, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 2014 at 3:00 p.m. local time and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, and FOR proposal 2 and proposal 3.

The undersigned hereby acknowledges receipt of PGT Inc.’s Annual Report for the 2013 fiscal year ended December 28, 2013 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth on the reverse side.

(Continued and to be signed on the reverse side.)

¢	14475 ¢